                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

CHECK THE APPROPRIATE BOX:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 BEARINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 BEARINGS, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. [Table omitted as inapplicable].

                            ------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     [Table omitted as inapplicable].

                                    [LOGO]
                              3600 EUCLID AVENUE
                            CLEVELAND, OHIO 44115

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of the Shareholders of Bearings, Inc. (the "Corporation") will be held at The Forum Conference and Education Center, One Cleveland Center, 1375 E. 9th Street, Cleveland, Ohio, on Tuesday, October 17, 1995, at 1:30 p.m., local time, for the purpose of considering and acting on the following:

     1. Election of three (3) persons to be directors of Class II for a term of three (3) years.

     2. Ratification of the appointment by management of independent auditors of the Corporation for the fiscal year ending June 30, 1996.

     3. Transaction of such other business as may properly come before the meeting and all adjournments thereof.

     The Board of Directors has fixed September 1, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting. The transfer books of the Corporation will not be closed. A list of the shareholders as of the record date will be available for examination at the meeting.

     By order of the Board of Directors.

                                               ROBERT C. STINSON
                                                Secretary

September 15, 1995

***************************************************************************
*                                                                         *
*  SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE     *
*  URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE         *
*  ENCLOSED POSTAGE-PAID ENVELOPE.                                        *
*                                                                         *
***************************************************************************

                                    [LOGO]
                               PROXY STATEMENT

                              ------------------

                    SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Bearings, Inc., 3600 Euclid Avenue, Cleveland, Ohio 44115 (the "Corporation") for use at the Annual Meeting of the Shareholders of the Corporation to be held at 1:30 p.m., local time, on Tuesday, October 17, 1995, at The Forum Conference and Education Center, One Cleveland Center, 1375 E. 9th Street, Cleveland, Ohio.

     The Corporation will bear the cost of solicitation of proxies. This statement and the accompanying proxy will be sent to shareholders by mail on or about September 15, 1995. The Corporation will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such instruments to and obtaining proxies from securities holders and beneficiaries for whose account they hold registered title to shares of the Corporation. In addition to using the mails, directors, officers and other employees of the Corporation, acting on its behalf, may also solicit proxies, and Georgeson & Company Inc., New York, New York, has been retained, at an estimated cost of $6,000 plus expenses, to aid in the solicitation of proxies from brokers and institutional holders. Proxies may be solicited personally, by telephone or by telegram.

     Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice of revocation to the Secretary of the Corporation in writing or in open meeting. Presence at the meeting does not in and of itself revoke a proxy.

                             VOTING AT THE MEETING

     Only shareholders of record at the close of business on September 1, 1995 will be entitled to vote at the meeting. As of the record date there were outstanding 7,830,765 shares of Common Stock, without par value, of the Corporation. Each share is entitled to one vote. Abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the practical effect of a vote against a proposal, as each abstention or broker non-vote is one less vote in favor of a proposal.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. At the Annual Meeting, directors of Class II are to be elected for a term of three years expiring in 1998. The properly nominated candidates receiving the greatest number of votes for the director positions to be filled shall be elected to those positions. The persons presently serving as directors of Class III for a term expiring in 1996 and as directors of Class I for a term expiring in 1997 will continue in office.

     The nominees for directors of Class II are William G. Bares, Russel B. Every and John J. Kahl. Each of the nominees presently serves as a director of the Corporation and was elected to his position at an annual meeting of the shareholders of the Corporation. George L. LaMore, a director since 1983, is retiring and will not be standing for reelection. The proxies named in the accompanying proxy intend to vote for the election of the three nominees unless authority is withheld. If any of the nominees should be unable or unwilling to serve as a director, the proxies reserve full discretion to vote for such other person or persons as may be nominated at the meeting. Management is not aware of any existing circumstances that would cause any of the nominees to be unwilling or unable to serve as directors.

     Certain information concerning the nominees and the directors continuing in office is given below. Unless otherwise stated, the nominees and directors have held the positions indicated for the last five years.

             NAME AND YEAR                                                INFORMATION ABOUT
             FIRST ELECTED                                                  NOMINEES AND
              A DIRECTOR                                                      DIRECTORS
             -------------                                                -----------------
                     NOMINEES FOR ELECTION AS DIRECTORS OF CLASS II FOR A TERM EXPIRING IN 1998

William G. Bares(b)(c)(e)                        Mr. Bares is President, Chief Operating Officer and a director of
      1986                                       The Lubrizol Corporation, a specialty chemical company. Lubrizol specializes in products created through the application of advanced chemical, mechanical and biological technologies for use in specialty additive systems for gasoline and diesel engine oils, automatic transmission fluids, gear oils, marine and tractor lubricants, and specialty products for industrial fluids, fuel additives and process chemicals. He is 54 years of age and serves as a director of Oglebay Norton Company and KeyCorp.

Russel B. Every(c)(d)                            Mr. Every has been a business consultant since his retirement as
      1986                                       Chairman of The Lamson & Sessions Co. in 1989. In furtherance of his consulting business, he was hired as President and Chief
                                                 Executive Officer in October 1991 by the Board of Directors of
                                                 Sudbury, Inc., a diversified manufacturer of industrial products, for the purpose of restructuring that company. When Sudbury, Inc.
                                                 filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in January 1992, Mr. Every was elected Chairman and director to continue the restructuring of that company and to find a new Chief
                                                 Executive Officer. A plan of reorganization was confirmed and a new
                                                 Chief Executive Officer selected; therefore, Mr. Every's assignment with Sudbury, Inc. concluded in August 1992. He served as a director of The Lamson & Sessions Co. from 1979 to April 1995. The
                                                 Lamson & Sessions Co. is a supplier of a variety of fabricated and machined metal components and parts for use by original equipment manufacturers principally in the transportation equipment industry.
                                                 Its Carlon Division is a leading domestic producer of thermoplastic conduit, ducts, fittings, enclosures and accessories used
                                                 principally in electrical applications. He is 70 years of age.

John J. Kahl(b)(d)                               Mr. Kahl is Chairman and Chief Executive Officer of Manco, Inc., a
      1992                                       manufacturer of pressure sensitive tapes for household and automo-
                                                 tive repair, including Duck(R) Brand Tapes, mailing and shipping supplies for both home and office under the CareMail(R) brand, weatherstripping and related home energy products for the "do-it-
                                                 yourselfer" and labels for both home and office. He is 54 years of age.

                       PERSONS SERVING AS DIRECTORS OF CLASS III FOR A TERM EXPIRING IN 1996

William E. Butler(b)(c)                          Mr. Butler is Chairman (since January 1992) of Eaton Corporation, a
      1987                                       global manufacturer of highly engineered products which serve vehi-
                                                 cle, industrial, construction, commercial, aerospace and marine markets. Principal products include truck transmissions and axles, engine components, hydraulic products, electrical power
                                                 distribution and control equipment, ion implanters and a wide variety of controls. He was Chief Executive Officer (from September
                                                 1991 to September 1995), President (from 1989 to January 1992) and
                                                 Chief Operating Officer (from 1989 to September 1991), and has served as a director of that company since 1989. He is 64 years of age and also serves as a director of Ferro Corporation, The
                                                 Goodyear Tire & Rubber Co., Pitney Bowes, Inc. and Zurn Industries,
                                                 Inc.

L. Thomas Hiltz(a)(b)(c)(e)                      Mr. Hiltz is an attorney in Covington, Kentucky and is one of five
      1981                                       trustees of the H.C.S. Foundation, a charitable trust which has sole voting and dispositive power with respect to 369,000 shares of
                                                 Common Stock of the Corporation. He is 49 years of age.

             NAME AND YEAR                                                INFORMATION ABOUT
             FIRST ELECTED                                                  NOMINEES AND
              A DIRECTOR                                                      DIRECTORS
             -------------                                                -----------------
Russell R. Gifford(d)(e)                         Mr. Gifford is President (since September 1994) of CNG Energy
      1992                                       Services Corp., a subsidiary of Consolidated Natural Gas Company.
                                                 CNG Energy Services Corp. is an unregulated energy services market-
                                                 ing company. He was President and Chief Executive Officer (from
                                                 1989 to September 1994) of The East Ohio Gas Company, the largest distribution subsidiary of Consolidated Natural Gas Company. Mr.
                                                 Gifford is 56 years of age and serves as a trustee of First Union
                                                 Real Estate Equity and Mortgage Investments.

                        PERSONS SERVING AS DIRECTORS OF CLASS I FOR A TERM EXPIRING IN 1997

John C. Dannemiller(a)(b)                        Mr. Dannemiller is Chairman & Chief Executive Officer of the Corpo-
      1985                                       ration (since January 1992). He was President (from January 1990 to
                                                 January 1992) and Chief Operating Officer (from 1988 to January
                                                 1992). He is 57 years of age and serves as a director of The Lamson
                                                 & Sessions Co. and Star Banc Corporation.

John C. Robinson(a)                              Mr. Robinson is President & Chief Operating Officer of the Corpora-
      1991                                       tion (since January 1992). He was Vice President of the Corporation
                                                 (from 1989 to January 1992) and Executive Vice President and
                                                 General Manager of the Corporation's wholly-owned subsidiary, King
                                                 Bearing, Inc. (from 1990 to October 1991). He is 53 years of age.

Dr. Jerry Sue Thornton(d)(e)                     Dr. Thornton is President (since January 1992) of Cuyahoga Commu-
      1994                                       nity College, the largest community college in Ohio. From 1985 to
                                                 December 1991, Dr. Thornton was President of Lakewood Community
                                                 College in White Bear Lake, Minnesota. She is 48 years of age.

---------------

(a) Member of the Executive Committee.

(b) Member of the Director Nominating Committee.

(c) Member of the Executive Organization & Compensation Committee.

(d) Member of the Audit Committee.

(e) Member of the Corporate Governance Committee.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists the shareholders known to be beneficial owners of more than five percent (5%) of the Common Stock of the Corporation as of June 30, 1995.

               NAME AND ADDRESS                    AMOUNT AND NATURE OF       PERCENT
             OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)     OF CLASS
             -------------------                  -----------------------     --------
Norwest Corporation                                       888,900(2)             11.4%
  Norwest Center
  Sixth and Marquette
  Minneapolis, Minnesota 55479
The Prudential Insurance Company                          621,100(3)              8.0%
  of America
  Three Gateway Center
  Newark, New Jersey 07102-4077
The Capital Group Companies, Inc.                         620,300(4)              8.0%
  333 South Hope Street
  Los Angeles, California 90071
Trimark Investment Management, Inc.                       551,800(5)              7.1%
  One First Canadian Place
  Suite 5600
  P.O. Box 487
  Toronto, Ontario M5X 1E5

---------------

(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Beneficial ownership may be disclaimed for other purposes.

(2) By letter dated August 4, 1995, Norwest Corporation has confirmed that at June 30, 1995 it had sole voting power for 821,400 shares, shared voting power for 0 shares, sole dispositive power for 887,550 shares, and shared dispositive power for 1,350 shares. The foregoing shares are held in a fiduciary or representative capacity, and Norwest Corporation disclaims beneficial ownership of these shares.

(3) By letter dated August 22, 1995, The Prudential Insurance Company of America has confirmed that at June 30, 1995 it had sole voting and dispositive power for 421,450 shares, and shared voting and dispositive power for 199,650 shares.

(4) The Capital Group Companies, Inc. filed a Schedule 13G dated February 10, 1995 indicating it has sole voting power for 320,000 shares, sole dispositive power for 620,300 shares, and shared voting and dispositive power for 0 shares.

(5) By letter dated August 8, 1995, Trimark Investment Management, Inc. has confirmed that at June 30, 1995 it had sole voting and dispositive power for 551,800 shares, and shared voting and dispositive power for 0 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of the Common Stock of the Corporation, as of June 30, 1995, by all directors, the executive officers named in the Summary Compensation Table on page 8 and all present directors and executive officers as a group.

                                                     COMMON SHARES
                                                   BENEFICIALLY OWNED
                                                           ON             PERCENT OF
               NAME OF INDIVIDUAL                   JUNE 30, 1995(1)       CLASS(2)
               ------------------                  ------------------     ----------
William G. Bares.................................          7,136(3)
William E. Butler................................            900
John C. Dannemiller..............................        116,230(4)           1.5%
Russel B. Every..................................          7,261
Russell R. Gifford...............................          2,060
L. Thomas Hiltz..................................        378,418(5)           4.9%
John J. Kahl.....................................          7,875
George L. LaMore.................................         19,306
Francis A. Martins...............................         15,668(6)
John C. Robinson.................................         59,584(4)
Robert C. Stinson................................         30,049(4)
Dr. Jerry Sue Thornton...........................              0
John R. Whitten..................................         30,315(4)
All present directors and executive officers
  as a group (15 individuals)....................        694,562(7)           8.8%

---------------

(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Individuals may disclaim beneficial ownership for other purposes. Except as otherwise indicated, the director or executive officer has sole voting and dispositive power over the number of shares indicated.

(2) Percent of class is not indicated if less than 1%.

(3) Includes 1,000 shares owned by Mr. Bares' spouse, who has sole voting and dispositive power.

(4) Includes shares that could be acquired within 60 days after June 30, 1995, pursuant to exercise of stock options as follows: Mr. Dannemiller -- 46,925; Mr. Robinson -- 22,726; Mr. Stinson -- 13,742; and Mr. Whitten -- 13,592.

(5) Includes 369,000 shares held by the H.C.S. Foundation, a charitable trust of which L. Thomas Hiltz is one of five trustees, with sole voting and dispositive power. Pursuant to a Schedule 13D filed by H.C.S. Foundation dated December 20, 1989, the trustees, including Mr. Hiltz, disclaimed beneficial ownership of those shares.

(6) Includes 150 shares owned by Mr. Martins' son, who has sole voting and dispositive power.

(7) Includes 97,360 shares that could be acquired within 60 days after June 30, 1995, pursuant to the exercise of stock options. In determining the percentage of share ownership, the 97,360 stock option shares are added to both the denominator and the numerator, pursuant to Instruction 1 to Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

                              SUMMARY COMPENSATION

     The following table summarizes compensation earned during the fiscal years ended June 30, 1995, 1994 and 1993, by those persons who were, during the fiscal year ended June 30, 1995, the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation.

                                                                   LONG-TERM COMPENSATION
                                                                 --------------------------
                                              ANNUAL                       AWARDS
                                           COMPENSATION          --------------------------
                                       ---------------------       RESTRICTED       NUMBER       ALL OTHER
          NAME AND                                   BONUS       STOCK AWARD(S)       OF        COMPENSATION
     PRINCIPAL POSITION       YEAR      SALARY        (1)             (2)           OPTIONS         (3)
     ------------------       -----    --------     --------     --------------     -------     ------------
John C. Dannemiller            1995    $411,117     $451,153        $952,500             0        $ 42,142
  Chairman & Chief             1994     374,567      379,771               0             0          36,394
  Executive Officer            1993     346,333      302,743         715,000             0           4,333

John C. Robinson               1995     283,333      241,027         476,250             0          21,625
  President & Chief            1994     258,333      224,602               0             0          26,163
  Operating Officer            1993     230,000      189,014         393,250             0           4,345

Robert C. Stinson              1995     165,000      132,874         238,125             0          12,163
  Vice President --            1994     151,333       82,802               0             0          11,691
  Administration,              1993     140,000       80,876         178,750             0           2,818
  Human Resources,
  General Counsel &
  Secretary

John R. Whitten                1995     175,667      117,429         238,125             0          11,353
  Vice President --            1994     165,000      124,932               0             0           7,486
  Finance & Treasurer          1993     148,333       86,702         178,750             0           3,615

Francis A. Martins             1995     158,000      114,704         238,125             0          14,085
  Vice President --            1994     146,667       96,439               0             0          12,185
  Sales & Marketing            1993     140,000       69,836         178,750             0               0

---------------

(1) Amounts reported in this column are earnings pursuant to the annual Management Incentive Plan, described in the Execution Organization & Compensation Committee Report on pages 10 and 11. Pursuant to the Deferred Compensation Plan, described on page 15 hereof, the following named executive officers deferred, and had invested in Corporation Common Stock in August 1995, the corresponding percentages of their earnings under the 1995 Management Incentive Plan: Mr. Dannemiller, 80%; Mr. Robinson, 64%; Mr. Stinson, 50%; Mr. Whitten, 50%; and Mr. Martins, 60%.

(2) Amounts reported in this column represent Performance-Accelerated Restricted Stock awards ("PARS") under the 1990 Long-Term Performance Plan described in the Executive Organization & Compensation Committee Report on pages 11 and 12, valued at the closing market price of the Common Stock of the Corporation on the dates of grant. Dividends are paid on PARS at the same rate paid to all shareholders. All of the PARS granted in fiscal 1993 vested during fiscal 1994. At June 30, 1995, the persons listed above held the following number of unvested PARS, valued at the closing market price of the Common Stock of the Corporation on that date: Mr. Dannemiller, 30,000 shares, $918,750; Mr. Robinson, 15,000 shares, $459,375; Mr. Stinson, 7,500 shares, $229,688; Mr. Whitten, 7,500 shares, $229,688; and Mr. Martins, 7,500 shares, $229,688.

(3) Amounts reported in this column for fiscal 1995 include the following:

     (a) The values of shares of the Corporation's Common Stock purchased with contributions made by the Corporation and credited to the individual accounts of the named executive officers under the Corporation's 401(k) Savings Plan and Trust as follows: Mr. Dannemiller, $3,947; Mr. Robinson, $4,156; Mr. Stinson, $3,416; Mr. Whitten, $3,379; and Mr. Martins, $5,100.

     (b) Contributions made by the Corporation under the Employees' Profit Sharing Trust, a tax-qualified profit-sharing trust, to the individual accounts of the named executive officers as follows: Mr. Dannemiller, $2,103; Mr. Robinson, $2,103; Mr. Stinson, $2,103; Mr. Whitten, $2,103;
         and Mr. Martins, $2,103. These amounts are estimated and subject to year-end adjustment.

     (c) Pursuant to the Deferred Compensation Plan, each of the participant Common Stock deferral accounts were credited with additional Corporation Common Stock equal to 10% of the amount of earnings deferred into Corporation Common Stock. The values of the additional shares credited to the accounts of named executive officers under the Deferred Compensation Plan are as follows: Mr. Dannemiller, $36,092; Mr. Robinson, $15,366; Mr. Stinson, $6,644; Mr. Whitten, $5,871; and Mr. Martins, $6,882.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning stock option exercises by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation in the fiscal year ended June 30, 1995, and the values of in-the-money options held by those individuals on June 30, 1995.

                           NUMBER OF                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED IN-
                          SECURITIES                              UNDERLYING UNEXERCISED          THE-MONEY OPTIONS AT FISCAL
                          UNDERLYING                            OPTIONS AT FISCAL YEAR END                 YEAR END
                            OPTIONS                            -----------------------------     -----------------------------
         NAME              EXERCISED        VALUE REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
         ----             ----------        --------------     -----------     -------------     -----------     -------------
John C. Dannemiller....      20,000            $ 36,250           46,925           7,775          $ 622,633         $78,236
John C. Robinson.......       5,000               9,063           22,726           5,000            277,934          50,313
Robert C. Stinson......       5,000               9,063           13,742           1,975            188,112          19,873
John R. Whitten........       7,000              12,688           13,592           1,925            186,603          19,370
Francis A. Martins.....           0                   0                0               0                  0               0

                         ESTIMATED RETIREMENT BENEFITS
            UNDER SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS PLAN(1)

     The following table shows estimated annual benefits payable at retirement to certain selected executive officers under the Corporation's Supplemental Executive Retirement Benefits Plan.

                                YEARS OF SERVICE(2)(3)
                    ----------------------------------------------
REMUNERATION(4)        5           10           15           20
---------------     -------     --------     --------     --------
   $ 125,000        $14,063     $ 28,125     $ 42,188     $ 56,250
     150,000         16,875       33,750       50,625       67,500
     175,000         19,688       39,375       59,063       78,750
     200,000         22,500       45,000       67,500       90,000
     225,000         25,313       50,625       75,938      101,250
     250,000         28,125       56,250       84,375      112,500
     275,000         30,938       61,875       92,813      123,750
     300,000         33,750       67,500      101,250      135,000
     350,000         39,375       78,750      118,125      157,500
     400,000         45,000       90,000      135,000      180,000
     450,000         50,625      101,250      151,875      202,500
     500,000         56,250      112,500      168,750      225,000
     550,000         61,876      123,750      185,626      247,500

---------------

(1) Amounts shown in the table are computed on the basis of a straight life annuity and are not subject to deduction of Social Security or other offset amounts.

(2) Mr. Robinson has in excess of 20 years of service with the Corporation and is, therefore, entitled to a full retirement benefit under the plan. Messrs. Dannemiller and Stinson have in excess of five years of service with the Corporation and Mr. Whitten has in excess of ten years of service. Mr. Martins joined the Corporation in May 1992.

(3) Regardless of years of service and highest average salary, the plan provides minimum annual benefits at age 65 to persons listed in the Summary Compensation Table as follows: Mr. Dannemiller -- $70,000; Mr. Robinson -- $35,000; Mr. Stinson -- $25,000; and Mr. Whitten -- $25,000.

(4) Amounts in this column represent, and benefits are based on, highest average salary for three consecutive years. The salaries for the Chief Executive Officer and the four other most highly compensated executive officers for the past three fiscal years are found in the Summary Compensation Table.

        REPORT OF THE EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

OVERVIEW

     The Executive Organization & Compensation Committee ("Committee") is comprised entirely of independent outside directors. The Committee is responsible for setting the Corporation's executive officer compensation policies. The purpose of the executive officer compensation program is to attract and retain qualified executives and to provide appropriate incentives, both monetary and stock-based, to achieve the Corporation's business strategies and ultimately enhance shareholder value over the long term.

     The major components of the Corporation's executive officer compensation program applicable to the Chief Executive Officer and the other executive officers, including those named in the Summary Compensation Table appearing on page 8 hereof, are:

          (a) Annual base salary; and,

          (b) The 1990 Long-Term Performance Plan.

ELEMENTS OF COMPENSATION PROGRAM

(a) ANNUAL BASE SALARY

     The Committee utilizes an annual competitive pay analysis compiled by an independent nationally recognized compensation and benefits consulting firm (the "Independent Consultant") which provides data on similar positions in comparably-sized non-manufacturing companies. The analysis provides the Committee with the market median base salary for each executive officer position, together with the market median for incentive compensation and for total cash compensation (both of which are discussed later in this report). The competitive pay analysis is based on survey data from a broader range of companies than those included in the published industry index shown in the stock performance graph appearing on page 13 hereof; however, there is some overlap. In addition to the competitive pay analysis, the Committee generally considers time and level of experience in the position in setting the annual base salary. As a general rule, annual base salaries have been set by the Committee below market medians; however, the Committee would consider setting annual base salaries at higher levels coincident with sustained corporate earnings improvement. The Committee's overall executive compensation philosophy is to put greater weight on the performance-driven portions of the compensation package -- namely the awards under the Corporation's 1990 Long-Term Performance Plan.

(b) 1990 LONG-TERM PERFORMANCE PLAN

  (1) MANAGEMENT INCENTIVE PLAN

     The annual Management Incentive Plan, adopted under the Long-Term Performance Plan, is the Corporation's program for compensating executive officers for the achievement of goals set for a particular fiscal year. Under the Management Incentive Plan, each executive officer, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, presents the Committee with individual goals for the fiscal year. Corporate goals for the fiscal year are also presented to the Committee. The Committee reviews and discusses the goals with the executive officers and then sets the goals for the year. Both the individual and the corporate goals are expressed in terms of threshold, target (midpoint) and maximum levels of required performance.

     In fiscal 1995, Messrs. Dannemiller and Robinson had the corporate goals as their individual goals. The corporate goals for fiscal 1995 included objectives based on the Corporation's pre-tax return on assets, improvement in pre-tax income, and sales, distribution and administrative expenses as a percentage of net sales. These goals were equally weighted. The other executive officers, including Messrs. Stinson, Whitten and Martins, had individual goals (in addition to the corporate goals) relating specifically to their job responsibilities. These goals may vary in relative weight. The size of the Management Incentive Plan payment for any of the executive officers depends on the amount of performance achieved on both the individual and the corporate goals. Although all or some of the individual goals under the Plan were met in fiscal 1990, 1991 and 1992, corporate goals were not met and, for that reason, no payments were made under the Plan in those years. Because the corporate goals were met in fiscal 1993, 1994, and 1995, payments were made pursuant to the 1993, 1994 and 1995 Management Incentive Plans as set forth in the Summary Compensation Table.

     Assuming that corporate and individual goals are met, the amount of the individual award is based on a formula, the components of which are the market median salary and a responsibility percentage assigned to the executive officer. These are set by the Committee. Thus, the Chief Executive Officer target incentive payment set by the Committee in fiscal 1995 was $292,000, being 60% (the responsibility percentage) multiplied by the market median salary. The annual base salary set by the Committee, plus the target incentive payment, has generally been less than the total market median cash compensation. Thus, for Mr. Dannemiller, the recommended total market median cash compensation was $704,000 effective for the twelve-month period commencing November 1, 1994, the date on which executive compensation changes are made each year. Mr. Dannemiller's actual annual base salary for fiscal 1995 was $411,117, his target incentive was $292,000, and total cash compensation assuming target performance under the Management Incentive Plan was $703,117. If, however, performance for corporate and individual goals equals or exceeds the maximum level set by the Committee, the executive officers, including the Chief Executive Officer and the named executive officers, can earn more than the market median for total cash compensation. Thus, because maximum performance was achieved on his goals in fiscal 1995, Mr. Dannemiller received total cash compensation of $862,270 ($411,117 base salary, plus $451,153 under the Management Incentive Plan), as compared with the total market median cash compensation of $704,000. A similar philosophy applies to the other executive officers. Responsibility percentages for the other executive officers during fiscal 1995, including those named in the Summary Compensation Table, ranged from 30% to 45%.

     In October 1993, the shareholders of the Corporation approved the adoption of the Deferred Compensation Plan, which is described in detail on page 15 hereof. The Deferred Compensation Plan was adopted in part to encourage increased investment in Corporation Common Stock by the Corporation's executive officers. All of the participants in the 1995 Management Incentive Plan (except for one executive officer who retired mid-year) elected under the Deferred Compensation Plan to defer a portion of their Management Incentive Plan awards, with deferral percentages ranging from 20% to 85%. All but one of those persons elected to have their deferred awards invested solely in the Corporation's Common Stock, with the remaining person electing to invest more than one-half of his total award in Corporation Common Stock.

  (2) STOCK-BASED AWARDS

     Until fiscal 1993, the only types of stock-based awards under the 1990 Long-Term Performance Plan were stock options. In order to more closely align the executive officers with the interests of the Corporation's shareholders and to compensate the executive officers based on performance measures that directly enhance shareholder value, the Committee chose in October 1992 to make awards of Performance-Accelerated Restricted Stock ("PARS") under the Plan. At the time the awards were made, the stock price was $17.88. The awards were intended to replace ongoing stock option grants to executive officers, but would not affect past stock option grants. The PARS were awards of restricted shares of Corporation Common Stock, which shares would vest six years from the date of grant; however, the PARS could vest automatically at an earlier date if certain performance hurdles based on stock price and pre-tax return on assets were met. No new stock option or PARS awards could be made to the executive officers until 100% of the PARS had vested, either by meeting the performance hurdles or by passage of the six-year term, and in no event could a new award be made during the two-year period immediately following the date of grant of the previous awards.

     In November 1993, fifty percent of the PARS awards vested on reaching a stock price of $28.00 per share for ten consecutive trading days. The remaining fifty percent vested in March 1994 on reaching a stock price of $34.00 per share for ten consecutive trading days. After vesting, a portion of the shares could be sold to pay the resulting income taxes; the remaining shares were legended to prevent resale for the two-year period following vesting, with limited resale authority for an additional two years thereafter. The Committee approved these restrictions to promote continued ownership of the shares by the executive officers. These restrictions on transfer were, however, modified in October 1994 to permit the tender of a limited number of shares to the Corporation in payment of the exercise price of previously-granted stock options.

     In October 1994, new PARS awards were made to the executive officers. Once again, the shares vest six years from the date of grant, although the shares may vest at an earlier date if certain performance hurdles are met. Fifty percent of the PARS vest on reaching either a pre-tax return on assets ("ROA") of 10%, or a stock price of $46.00 per share for ten consecutive trading days. The remaining fifty percent vest on reaching either a ROA of 12%, or a stock price of $54.00 per share for ten consecutive trading days. The two ROA figures equate to the Corporation's two best performance years with respect to ROA (fiscal 1988 and 1989). The $46.00 stock price was almost 50% higher than the closing price on the date of grant, $31.13. According to the Independent Consultant's survey of other companies utilizing stock-based long-term performance awards, if the PARS vest within the first two years, the awards would represent the 85th percentile of competitive compensation. If, however, the performance hurdles are not met and the PARS vest after the full six years, the compensation on a competitive basis would be in the 20th percentile.

     No new stock options or PARS awards can be made to the executive officers until 100% of the PARS vest, either by meeting the performance hurdles or by passage of the six-year term, and in no event can a new award be made during the two-year period immediately following the date of grant of the previous awards. An exception was made in October 1994 with respect to the aforementioned two-year limitation for two executive officers. These individuals were granted PARS awards within the previous two years upon assuming their current positions of responsibility. The two-year limitation on the grant of additional awards was waived to permit the grant of new PARS awards to these individuals in October 1994 and to put all of the executive officers on the same award cycle.

     The total amount of all stock-based awards is limited by the annual limitation set forth in the Long-Term Performance Plan of 2% of shares outstanding on the first day of the fiscal year in which the awards are made.

(c) BENEFITS

     Benefits provided to the executive officers are those generally provided to the Corporation's other associates with variations consistent with executive benefits in the competitive marketplace.

FEDERAL INCOME TAX DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code limits the amount of compensation a publicly-held corporation may deduct as a business expense for federal income tax purposes. That limit, which applies to the Chief Executive Officer and the four other most highly compensated executive officers, is $1 million per individual per year, subject to certain exceptions. One of the exceptions is for compensation that is performance-based.

     The Committee has taken steps so that the awards made to certain executive officers under the Long-Term Performance Plan will qualify as performance-based under proposed Internal

Revenue Service regulations. In the future, the Committee will continue to seek ways to preserve the full deductibility of compensation paid to the Corporation's executive officers without compromising the Committee's flexibility in designing an effective compensation program.

                                            EXECUTIVE ORGANIZATION &
                                            COMPENSATION COMMITTEE
                                            William E. Butler
                                            William G. Bares
                                            Russel B. Every
                                            L. Thomas Hiltz

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
            OF BEARINGS, INC., S&P 500 INDEX AND PEER INDUSTRY GROUP

     The graph set forth below compares the five-year cumulative total return from investing $100 on June 30, 1990 in each of the Corporation's Common Stock, the Standard and Poor's 500 Index and the Value Line Machinery Industry Index, assuming dividend reinvestment.

      Measurement Period           Bearings,                       Machinery
    (Fiscal Year Covered)            Inc.           S&P 500        Industry
1990                                    100.00          100.00          100.00
1991                                    106.36          107.39          102.65
1992                                     84.08          121.71          112.57
1993                                    105.78          138.67          133.73
1994                                    159.78          140.59          150.71
1995                                    157.72          177.19          174.86

Source: Value Line Institutional Services

                           COMPENSATION OF DIRECTORS

     Corporate officers do not receive any additional compensation for service as a director. Non-employee directors receive a quarterly retainer of $4,500, a fee of $1,500 for the first directors' meeting or committee meeting attended on a given day, and $500 for each additional meeting attended on the same day, up to a maximum of $2,500 per day. The directors may be similarly compensated if they attend other meetings or conferences at the request of the Chairman or President. In addition, the directors receive $500 for any action taken by unanimous written consent or via telephone conference of less than 30 minutes in duration, and directors who serve as chairmen of committees receive a quarterly retainer of $400. All non-employee directors are eligible to participate in the Deferred Compensation Plan for Non-employee Directors described below. Participants in the plan may elect to receive their director compensation in the form of Common Stock of the Corporation, in which case they receive an additional amount equal to 25% of the director compensation deferred. The amount of compensation received by non-employee directors is reviewed from time to time by the Corporation's management. If management believes that a change in the amount of non-employee director compensation is required to make the level of such compensation competitive relative to the size and nature of the Corporation's business, management recommends the change to the Board of Directors and approval of any such change requires the affirmative vote of a majority of the directors then serving in office. The directors participate in the Corporation's travel accident plan and may participate in the Corporation's contributory health insurance plan.

             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     In 1991, the shareholders of the Corporation approved the Bearings, Inc. Deferred Compensation Plan for Non-employee Directors (the "Plan"). The purpose of the Plan is to allow non-employee directors to defer receipt of the compensation payable for services as a director and to help build loyalty to the Corporation through increased investment in the Corporation's Common Stock.

     In 1993, the Plan was amended to permit a non-employee director to elect, prior to any calendar quarter, to defer payment of the compensation for future services as a director. Once an election is made, it is irrevocable with respect to compensation earned. Directors may change their election to receive or defer receipt of compensation for future services commencing with the calendar quarter following the election. Amendments that serve only to change a director's beneficiary are permitted at any time and as often as necessary.

     As directors' compensation would otherwise become due and payable, the Corporation will transfer an amount equal to the compensation deferred pursuant to the Plan to a trust maintained by Key Trust Company of Ohio, N.A., as Trustee. Deferred fees will be invested by the Trustee, at a director's option, in a money market fund and/or Common Stock of the Corporation. If a director elects to have his compensation invested in Common Stock of the Corporation, then the Corporation will contribute to the trust an additional amount equal to 25% of the amount so deferred.

     The Plan is administered by a committee consisting of not less than three members, not necessarily members of the Board of Directors, which is authorized to interpret and administer the Plan, but has no discretion with respect to Plan contributions, investment direction or distributions.

     Distribution of a director's account commences as designated by the director in his election on a date that is not more than thirty days after (i) the director's termination as a director due to resignation, retirement, death or otherwise, or (ii) the director's attainment of the age (not younger than age
55) specified in his deferral election form; or upon a Change of Control (as defined in the Plan) of the Corporation.

     There are presently eight non-employee directors of the Corporation. Of those non-employee directors, Messrs. Bares, Every, Hiltz, Kahl and LaMore presently defer all of their retainer and meeting fees and invest such fees in Common Stock of the Corporation.

                           DEFERRED COMPENSATION PLAN

     In 1993, the shareholders of the Corporation approved the Bearings, Inc. Deferred Compensation Plan (the "Plan") effective beginning in fiscal 1994. The purpose of the Plan is to allow participants in an annual Management Incentive Plan to defer a portion or all of the awards payable under the Management Incentive Plan and to increase loyalty and efforts on behalf of the Corporation through increased investment in the Corporation's Common Stock.

     The Plan gives each participant in a Management Incentive Plan the opportunity to elect to defer payment of his or her cash award from the Management Incentive Plan. Any participant who elects to make such a deferral may have such amounts invested in the Corporation's Common Stock and/or in a money market fund. In the event a participant elects to have an amount equal to at least 50% of a Management Incentive Plan award invested in the Corporation's Common Stock, an additional ten percent of that amount will be credited to that participant under the Plan. Such deferral and investment opportunities and such incentive for investment in the Corporation's Common Stock are similar to the opportunities and incentives available to non-employee directors under the Bearings, Inc. Deferred Compensation Plan for Non-employee Directors and are part of the Corporation's overall effort to align management with the interests of the Corporation's shareholders.

     The Plan is administered by the Executive Organization & Compensation Committee of the Board of Directors, which is authorized to interpret and administer the Plan, but has no discretion with respect to participant-elected deferrals or investments under the Plan.

     Distribution of a participant's deferrals under the Plan will be made in a lump sum or in installments over a period not in excess of ten years, as specified in the participant's deferral election form. Other than dates specified in the deferral election forms, a withdrawal is permitted while employed only due to a severe financial and unexpected hardship.

     All of those eligible to participate in the Plan in 1995 elected to do so, except for one executive officer who retired mid-year.

                          SEVERANCE PAYMENT AGREEMENTS

     The Corporation has severance payment agreements (the "Agreements") with Messrs. Dannemiller, Robinson, Stinson, Whitten and Martins. An additional agreement has been entered into between the Corporation and one other executive officer. The Agreements obligate the Corporation to provide certain severance benefits, described below, to any of those officers whose employment is terminated for any reason other than death if such termination of employment occurs within two years (three years for Messrs. Dannemiller and Robinson) after a change in control, as defined in the Agreements. The principal benefits to be provided to the named officers under the Agreements are (a) a lump sum severance payment equal to three times annual base salary (at the highest rate in effect since the change in control) for Messrs. Dannemiller and Robinson, two times for Mr. Martins and one and one-half times for Messrs. Stinson and Whitten, reduced proportionately if the officer would reach age 65 within the respective three, two and one and one-half year periods after the termination; (b) a cash payment, in lieu of exercising any stock options held by the officer on the date of termination, equal to the difference between the exercise price thereunder, and the higher of the mean of the high and low trading prices on the New York Stock Exchange on the date of termination, or the highest price paid for the Corporation's Common Stock in connection with the change in control; and (c) continued participation in the Corporation's employee benefit plans, or equivalent benefits for two years (three years for Messrs. Dannemiller and Robinson) after the termination at the levels in effect immediately prior to termination. The terms of the additional Agreement is essentially the same as for the named officers, except that the additional Agreement provides for a lump sum severance payment equal to one and one-half times the officer's annual base salary. With respect to Mr. Martins, who is not fully vested in the Corporation's employee benefit plans, the Agreement also provides for a lump sum payment equal to the value of any non-vested benefits that are forfeited. Under the terms of the Agreements, escrow funds have been established with Key Trust Company of Ohio, N.A., to secure payment of the benefits. The Corporation has deposited in the escrow funds a percentage of the amounts which would be payable to each of the officers under the Agreements. Additional deposits may be made in future years. No officer has any right to make a claim on the escrow funds unless the Corporation is in default of its obligations under the Agreements. All earnings on the escrow funds are payable to the Corporation. The Agreements also provide that in the event any covered executive is required to pay the excise tax imposed by
Section 4999 of the Internal Revenue Code, the Corporation shall make an additional payment to such executive in an amount sufficient (after payment of any taxes on the additional payment) to pay the excise tax.

     The purpose of the Agreements is to reinforce and encourage the continued attention and dedication of these officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Corporation. The Agreements may make it more expensive to accomplish a change in control of the Corporation and could under certain circumstances adversely affect the ability of shareholders of the Corporation to benefit from a change in control of the Corporation. However, the Board of Directors approved the Agreements because it believes that the continued attention and dedication of the officers to their duties under adverse circumstances is ultimately in the best interests of the Corporation and its shareholders, and can under some circumstances result in a higher price being paid to the shareholders in connection with a change in control.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 1995, the Board of Directors had six meetings, four of which were regularly scheduled quarterly meetings. Each of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and all committees of the Board on which he or she served.

     The Board of Directors has established an Audit Committee, an Executive Organization & Compensation Committee and a Director Nominating Committee.

     The Audit Committee recommends the appointment of independent auditors, reviews with the independent auditors the scope of the examination to be made, reviews the scope of non-audit services performed by the independent auditors and considers the effect of such non-audit services upon the independence of the independent auditors, reviews with management and the independent auditors the results of the audit after the audit has been completed, reviews with management the adequacy of the Corporation's internal accounting controls and reviews with management and the independent auditors the auditors' letter report on internal accounting control and other recommendations. Russel B. Every, Russell R. Gifford, John J. Kahl and Dr. Jerry Sue Thornton serve as members of the committee. The Audit Committee met three times during the fiscal year ended June 30, 1995.

     The Executive Organization & Compensation Committee reviews and makes recommendations to the Board of Directors regarding both compensation of executives and planning for executive organization and succession. The committee also administers the 1990 Long-Term Performance Plan, including the Management Incentive Plan. William E. Butler, William G. Bares, Russel B. Every and L. Thomas Hiltz, all being non-employee directors of the Corporation, serve as members of the committee. The Executive Organization & Compensation Committee met three times during the fiscal year ended June 30, 1995.

     The Director Nominating Committee considers and reviews possible nominees for the Board to fill vacancies which arise from time to time and makes appropriate recommendations to the Board. L. Thomas Hiltz, William G. Bares, William E. Butler, John C. Dannemiller and John J. Kahl serve as members of the committee. There are no procedures established for submissions by shareholders; the committee would, however, consider a qualified nominee submitted by shareholders. The Director Nominating Committee met once during the fiscal year ended June 30, 1995.

                            RATIFICATION OF AUDITORS

     The firm of Deloitte & Touche LLP, certified public accountants, has been the independent auditor of the Corporation since 1966 and has been appointed by management, subject to ratification by the shareholders, to serve the Corporation as independent auditor for the fiscal year ending June 30, 1996. The Corporation has been advised by Deloitte & Touche LLP that no partner of the firm has had any direct financial interest or any material indirect financial interest in the Corporation or its subsidiaries or any connection during the past three years with the Corporation or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Unless otherwise indicated, the accompanying proxy will be voted in favor of the ratification of the appointment of Deloitte & Touche LLP. The vote of a majority of the shares represented at the meeting is sufficient to constitute ratification. In the event that Deloitte & Touche LLP should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for such other independent auditors as they may deem appropriate.

     A representative of Deloitte & Touche LLP is expected to be present at the meeting. He will be given the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and persons who beneficially own more than ten percent of the Corporation's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that during fiscal 1995 all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Proposals by shareholders for inclusion in the 1996 Annual Meeting Proxy Statement must be received by the Corporation's Secretary at its executive offices, 3600 Euclid Avenue, Cleveland, Ohio 44115, no later than May 18, 1996. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in Items 1 and 2 of the attached Notice of Annual Meeting of Shareholders, but should any other matters requiring a vote of shareholders arise, including the question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Corporation.

By order of the Board of Directors.

                                            ROBERT C. STINSON
                                            Secretary

Dated: September 15, 1995

                                   BEARINGS, INC.

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    P
    R    The undersigned hereby appoints J. C. Dannemiller, J. R. Whitten
    O    and R. C. Stinson and each of them, as Proxies, with full power of
    X    substitution, to attend the Annual Meeting of Shareholders of
    Y Bearings, Inc., an Ohio corporation, on October 17, 1995, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote thereat on the following matters as directed on the reverse side:

         (The Board of Directors recommends a vote FOR Items 1 and 2.)

            1. Election of Directors of Class II (for a term of 3          (change of address)
               years)
                                                                           ----------------------------------
               The nominees are:
                 William G. Bares, Russel B. Every and John J. Kahl        ----------------------------------

            2. Ratification of the appointment of Deloitte & Touche LLP    ----------------------------------
               as independent auditors for the current fiscal year.
                                                                           ----------------------------------
            3. In their discretion, the Proxies are authorized to vote     (If you have written in the above
               on such other business as may properly come before the      space, please mark the
               meeting.                                                    corresponding box on the reverse
                                                                           side of this card.)

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER
    DIRECTED ON THE REVERSE SIDE OF THIS CARD; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
                                                                SEE REVERSE
                                                                   SIDE

--------------------------------------------------------------------------------
                                  DETACH CARD

          [X]   PLEASE MARK YOUR                                                                               SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.
                                            WITHHOLD
                           FOR              VOTE FOR
                           ALL                 ALL
                        NOMINEES            NOMINEES                             FOR       AGAINST     ABSTAIN

    1. Election of                                     2. Ratification of the
       Directors          [ ]                 [ ]         appointment of         [ ]        [ ]         [ ]     PLEASE SIGN, DATE
       of Class II                                        Deloitte & Touche                                     AND RETURN THIS
       (see reverse)                                      LLP as indepen-                                       PROXY CARD PROMPTLY
                                                          dent auditors for                                     USING THE ENCLOSED
                                                          the current fiscal                                    ENVELOPE.
                                                          year.


    For, except vote withheld from the following nominee(s):



                                                               Change
                                                                 of     [ ]
                                                               Address


     SIGNATURE(S)                                                      DATE                     , 1995
                 --------------------------------------------------        ---------------------

     SIGNATURE(S)                                                      DATE                     , 1995
                 --------------------------------------------------        ---------------------
     NOTE: Please sign exactly as your name appears above. If the signature is by a representative such as an attorney, executor, administrator, trustee, corporate officer, partner or joint owner, that person should also sign indicating the title or other capacity in which the person is signing.
----------------------------------------------------------------------------------------------------------------------------------
                                                            DETACH CARD

                          CONFIDENTIAL VOTING INSTRUCTIONS

          TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE (THE "TRUSTEE") FOR

                 BEARINGS, INC. RETIREMENT SAVINGS PLAN (THE "PLAN")

         I, the undersigned, as a Participant in the Plan hereby instruct the Trustee to vote (in person or by proxy), all shares of Common Stock of Bearings, Inc. (the "Corporation") allocated to my account under the Plan on the record date for the Annual Meeting of Shareholders of the Corporation to be held on October 17, 1995.

         (The Board of Directors recommends a vote FOR Items 1 and 2.)

                        1. Election of Directors of Class II (for a term of 3 years)
                                                                                            (change of address)
                           The nominees are:
                                William G. Bares, Russel B. Every and John J. Kahl          --------------------------------------

                        2. Ratification of the appointment of Deloitte & Touche LLP         --------------------------------------
                           as independent auditors for the current fiscal year.
                                                                                            --------------------------------------
                        3. In its discretion, the Trustee is authorized to vote on such     (If you have written in the above
                           other business as may properly come before the meeting.          space, please mark the corresponding
                                                                                            box on the reverse side of this card.)


    WHEN PROPERLY EXECUTED, THESE INSTRUCTIONS WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OF THIS CARD; IF NO
    DIRECTION IS MADE, THIS CARD WILL BE VOTED FOR ITEMS 1 AND 2.
                                                                                                                SEE REVERSE
                                                                                                                   SIDE

-----------------------------------------------------------------------------------------------------------------------------------
                                                            DETACH CARD

      [X]       PLEASE MARK YOUR                                                                               SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.
                                            WITHHOLD
                           FOR              VOTE FOR
                           ALL                 ALL
                        NOMINEES            NOMINEES                             FOR       AGAINST     ABSTAIN
1.  Election of                                         2. Ratification of the
    Directors              [ ]                 [ ]         appointment of        [ ]        [ ]         [ ]
    of Class II                                            Deloitte & Touche
    (see reverse)                                          LLP as indepen-
                                                           dent auditors for
                                                           the current fiscal
                                                           year.

     For, except vote withheld from the following nominee(s):

     -----------------------------------------------------------

                                                                        Change
                                                                         of      [ ]
                                                                        Address

                                                                                                PLEASE MARK, SIGN, DATE AND RETURN
                                                                                                THESE INSTRUCTIONS PROMPTLY USING
                                                                                                THE ENCLOSED ENVELOPE

SIGNATURE(S)                                                        DATE                      , 1995
            ----------------------------------------------------         ---------------------
NOTE: Please sign exactly as name appears hereon.

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                                                            DETACH CARD
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